Exhibit 3.109

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “DISCOVERY HOUSE-GROUP, INC.” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “DISCOVERY HOUSE-GROUP, INC.” TO “DISCOVERY HOUSE-GROUP, LLC”, FILED IN THIS OFFICE ON THE SECOND DAY OF NOVEMBER, A.D. 2015, AT 5:30 O’ CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

8100V SR# 20150754798	Authentication: 10350772 Date: 11-03-15

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE	State of Delaware Secretary of State Division of Corporations Delivered 05:30 PM 11/02/2015 FILED 05:30 PM 11/02/2015 SR 20150742058 - File Number 2945800
CERTIFICATE OF CONVERSION FROM A CORPORATION TO A LIMITED LIABILITY COMPANY PURSUANT TO SECTION 18-214 OF THE LIMITED LIABILITY ACT

Pursuant to Section 18-214 of the Delaware Limited Liability Company Act, the undersigned, desiring to convert a corporation to a domestic limited liability company, does hereby certify as follows:

1.	The jurisdiction where the Corporation first formed is Delaware.

2.	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.	The date the corporation first formed is September 18, 1998.

4.	The name of the Corporation immediately prior to filing this Certificate is Discovery House-Group, Inc.

5.	The name of the Limited Liability Company as set forth in the Certificate of Formation is Discovery House-Group, LLC.

6.	The conversion shall be effective upon the filing of the Certificate of Conversion and the Certificate of Formation with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 2nd day of November, 2015.

DISCOVERY HOUSE-GROUP, INC.

By:	/s/ Christopher L. Howard
Christopher L. Howard Vice President and Secretary

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “DISCOVERY HOUSE-GROUP, LLC”, FILED IN THIS OFFICE ON THE SECOND DAY OF NOVEMBER, A.D. 2015, AT 5:30 O’ CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

2945800 8100 SR# 20150758450	Authentication: 10352212 Date: 11-03-15

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION OF DISCOVERY HOUSE-GROUP, LLC	State of Delaware Secretary of State Division of Corporations Delivered 05:30 PM 11/02/2015 FILED 05:30 PM 11/02/2015 SR 20150742058 - File Number 2945800

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.	The name of the limited liability company is Discovery House-Group, LLC (the “Company”).

2.	The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the registered agent is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 2nd day of November, 2015.

/s/ Christopher L. Howard
Christopher L. Howard Vice President and Secretary